UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	73-1015226
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue Oklahoma City, Oklahoma	73107
(Address of principal executive offices)	(Zip Code)

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-A amends Items 1 and 2 of LSB Industries, Inc.’s (the “Company”) Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 2, 2009, to disclose an amendment to the Renewed Rights Agreement, dated December 2, 2008 (the “Renewed Rights Agreement”), between the Company and UMB Bank, n.a., as rights agent (the “Rights Agent”).

Item 1.	Description of Registrant’s Securities to Be Registered.

On December 4, 2015, the Company and the Rights Agent entered into an Amendment to the Renewed Rights Agreement (the “Amendment”), pursuant to which the Company and the Rights Agent amended the Renewed Rights Agreement. The Amendment amends the definition of “Acquiring Person” to exclude LSB Funding LLC, a Delaware limited liability company (the “Purchaser”) and its Affiliates and Associates (as defined therein) in connection with the issuance of certain securities of the Company, and additional securities issuable as contemplated by the terms of those securities, to the Purchaser in connection with the transactions contemplated by that certain Securities Purchase Agreement dated as of December 4, 2015, by and among the Company, the Purchaser and Security Benefit Corporation, a Kansas corporation.

The foregoing is a summary of the terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 4.2 and incorporated herein by reference.

Item 2.	Exhibits.

4.1	Renewed Rights Agreement, dated as of December 2, 2008, between LSB Industries, Inc. and UMB Bank, n.a. (filed as Exhibit 4.1 to LSB Industries, Inc.’s Current Report on Form 8-K filed on December 5, 2008 by the Company with the Securities and Exchange Commission, and incorporated herein by reference).

4.2	Amendment to Renewed Rights Agreement, dated as of December 4, 2015, between LSB Industries, Inc. and UMB Bank, n.a. (filed as Exhibit 4.3 to LSB Industries, Inc.’s Current Report on Form 8-K filed on December 8, 2015, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSB INDUSTRIES, INC.

Date: December 10, 2015	By:	/s/ Mark T. Behrman
	Name:	Mark T. Behrman
	Title:	Executive Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

4.1	Renewed Rights Agreement, dated as of December 2, 2008, between LSB Industries, Inc. and UMB Bank, n.a. (filed as Exhibit 4.1 to LSB Industries, Inc.’s Current Report on Form 8-K filed on December 5, 2008 by the Company with the Securities and Exchange Commission, and incorporated herein by reference).

4.2	Amendment to Renewed Rights Agreement, dated as of December 4, 2015, between LSB Industries, Inc. and UMB Bank, n.a. (filed as Exhibit 4.3 to LSB Industries, Inc.’s Current Report on Form 8-K filed on December 8, 2015, and incorporated herein by reference).